UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 18, 2006
Date of Report (Date of earliest event reported)

JACKSON VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52069	98-0466350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 310, 2174 York Avenue Vancouver, British Columbia, Canada	V6K 1C3
(Address of principal executive offices)	(Zip Code)

(604) 734-7026
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01          Other Events.

On October 18, 2006, Jackson Ventures, Inc. (the "Company") received a report (the "Report") of the same date entitled "Interim Report on the Results of Lithogeochemical Sampling Program, Allard Copper-Silver-Gold-PGM Deposit, La Plata and Montezuma Counties, Colorado, USA". The Report was prepared for the Company by G.D. Dickson, P. Geol., at the Company's request, as part of the Company's Phase I exploration program on its principal resource property, the Allard property.

The Company's Phase I exploration program is more particularly described, as recommended to the Company, in the Company's registration statement on Form SB-2 (as filed with the SEC on June 16, 2006 and declared effective on June 19, 2006), as well as in the Company's recent quarterly report on Form 10-QSB for the period ended June 30, 2006 (as filed with the SEC on August 21, 2006).

The Report is based mainly on the results of a lithogeochemical sampling program recently undertaken by the Company on its Allard property. The Report confirms that a geologist and technician were deployed to the Allard property for the purposes of sampling and making geological observations. A total of 55 rock samples were taken during this work program with the main purpose of determining the existence of copper and precious metal values in exposed outcrop. This work was completed between August 29th and September 5th of 2006.

The Report concludes that the the Allard property is highly prospective due to its geology and extensive copper mineralization that was observed during the sampling program. In addition, the Report sets forth certain recommendations for further work, including:

  mapping by a geologist specialising in structural mapping to determine controls on the mineralization;

  obtaining additional surface panel sampling;

  performing an Induced Polarization geophysical survey to help outline the areas with the strongest alteration and mineralization; and

  locating old drill core on the property to perform additional selected sampling.

Subject to obtaining additional funding, the Company intends to move forward with the performance of such further recommended work, which it estimates will cost approximately $77,750 to complete. If financing becomes available, the Company plans to begin such work in or about March of 2007 and expects that it will take approximately two weeks to complete.

From July 1, 2006 to the date of this Current Report the Company spent approximately $19,000 in connection with its Phase I exploration program on its Allard property.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01          Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired.

Not applicable.

(b)       Pro forma financial information.

Not applicable.

(c)       Shell company transactions.

Not applicable.

(d)       Exhibits.

                                                                Submitted herewith:
Exhibit	Description
23.1	Consent of G.D. Dickson, P. Geol., respecting the Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
JACKSON VENTURES, INC.
DATE: October 24, 2006	By: /s/James A. Gheyle James A. Gheyle President and Chief Executive Officer

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